EXHIBIT 10.12

Execution Copy

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of October [ ] , 2017 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among TimeFireVR Inc. a Nevada corporation (the “Grantor”), in favor of ______________ and ____________________. Each of __________shall be a “Secured Party, and collectively the “Secured Parties”.

WHEREAS, on the date hereof, each Secured Party has agreed to make a loan to the Grantor in the principal amount of Thirty-Five Thousand Dollars ($35,000) (each, a “Loan,” and collectively, the “Loans”), evidenced by those certain Senior Secured Convertible Notes of even date herewith (as amended, supplemented or otherwise modified from time to time, each a “Note” and collectively the “Notes”) made by the Grantor and payable to the order of each Secured Party thereunder;

WHEREAS, Grantor intends to use a portion of the Loans to pay or otherwise dispose of Grantor’s obligations as they become due in the ordinary course of business;

WHEREAS, this Agreement is given by the Grantor in favor of the Secured Parties to secure the payment and performance of all of the Secured Obligations evidenced by the Notes; and

WHEREAS, it is a condition to the obligations of the Secured Parties to make the Loans under the Notes that the Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions.

For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Collateral Agent” has the meaning set forth in Section 7.

“Event of Default” has the meaning set forth in the Notes.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Notes).

”Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

”Secured Obligations” has the meaning set forth in Section 3.

”UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.  Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Parties, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Parties in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

    (a)  all fixtures and personal property of every kind and nature including all software, trade secrets, computer hardware, accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

    (b)  all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

3.  Secured Obligations. The Collateral secures the due and prompt payment and performance of:

    (a)  the obligations of the Grantor from time to time arising under each Note, this Agreement or otherwise with respect to the due and prompt payment of: (i) the principal of and premium, if any, and interest on a Loan (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of a Note and this Agreement; and

    (b)  all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect to a Note, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in this Section 3 being herein collectively called the “Secured Obligations”).

4.  Perfection of Security Interest and Further Assurances.

    (a)  The Grantor hereby irrevocably authorizes a Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by a Secured Parties pursuant to this Section 4(a) promptly to such Secured Party upon request.

    (b)  The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that a Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable a Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5.  Representations and Warranties. The Grantor represents and warrants as follows:

    (a)  At the time the Collateral becomes subject to the liens and/or security interests created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interests created by this Agreement and other liens permitted by the Notes.

    (b)  The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

    (c)  It has full power, authority and legal right to borrow the Loans and pledge the Collateral pursuant to this Agreement.

    (d)  Each of this Agreement and the Notes has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

    (e)  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loans and the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Notes and this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder.

    (f)  The execution and delivery of the Notes and this Agreement by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.

6.  Covenants. The Grantor covenants as follows:

    (a)  The Grantor shall not, without providing at least thirty (30) days’ prior written notice to each Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by a Secured Party to maintain the perfection and priority of the Secured Parties’ security interest in the Collateral.

    (b)  The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of each Secured Party therein against the claim of any person claiming against or through the Grantor (except the other Secured Party) and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

    (c)  The Grantor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein.

    (d)  The Grantor shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit the Secured Parties, or their designees, to inspect the Collateral at any reasonable time, wherever located.

    (e)  The Grantor shall pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

7.  Collateral Agent. Grantor, ______________ hereby acknowledge and agree that __________ shall act as the “Collateral Agent” hereunder, and the parties hereby irrevocably appoint and authorize ___________ to acquire, hold or enforce any and all liens on the Collateral granted pursuant to this Agreement, and to sell or otherwise dispose of the Collateral in accordance with Section 10 hereof in order to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. The Collateral Agent shall be accountable only for amounts or Collateral that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor its general partner, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

8. Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Collateral Agent the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agents reasonable discretion to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish its purposes under this Agreement. This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said Collateral Agent shall lawfully do or cause to be done by virtue hereof.

9. Reasonable Care. The Collateral Agent shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Collateral Agent of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.

10.   Remedies Upon Default.

    (a) Upon the occurrence of any Event of Default under a Note, after the applicable cure period, if any, a Secured Party may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of such Secured Party, its rights and remedies under the Note against Grantor, and such other rights and remedies as are provided by law or equity including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. So long as the sale of the Collateral is made in a commercially reasonable manner, the Collateral Agent may sell such Collateral on such terms and to such purchaser(s) as the Collateral Agent, in its absolute discretion may choose, provided it does not favor one Secured Party at the expense of the other Secured Party. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property.

(b)  If any Event of Default shall have occurred and be continuing, any cash held by the Collateral Agent as Collateral and all cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral as stated in Section 10(a) shall be applied in whole or in part by the Collateral Agent to the payment of expenses incurred by the Collateral Agent in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Parties shall jointly elect. Any surplus of such cash or cash Proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

    (c)  If a Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section 10, the Grantor agrees that, upon request of such Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

11.  No Waiver and Cumulative Remedies. The Secured Parties shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

12.   Secured Parties May Perform. If the Grantor fails to perform any obligation contained in this Agreement, either Secured Party may itself perform, or cause performance of, such obligation, and the expenses of such Secured Party incurred in connection therewith shall be payable by the Grantor; provided that neither Secured Party shall be required to perform or discharge any obligation of the Grantor.

13.   Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by each Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

14.   Notice. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

(a) If to Grantor: TimefireVR Inc.

With a Copy To:

(b) If to ________:

(c) If to ________:

With a Copy To:

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

15. Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall: (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations; (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Parties and their successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties.

16. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Parties will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of such Secured Party, together with any monies at the time held by such Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

17. Indemnification. The Grantor hereby agree to indemnify, reimburse and hold harmless __________ (including in its position as Collateral Agent) and their directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified parties own gross negligence or willful misconduct.

18. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York, without giving effect to its choice of law principles. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement shall be litigated solely and exclusively in the state or federal courts located in New York County, New York, and that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

19. Severability. If any term, provision, or condition, or any part thereof, of this Agreement or any of the Notes shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision, or condition nor any other term, provision, or condition, and this Agreement and the Notes shall survive and be construed as if such invalid or unenforceable term, provision, or condition had not been contained therein.

20. Waiver of Jury Trial. Grantor and the Secured Parties hereby jointly and severally waive any and all right to trial by jury in any action or proceeding relating to this Agreement and the Notes, the obligations hereunder or thereunder, any Collateral securing the Secured Obligations, or any transaction arising therefrom or connected thereto. Grantor and the Secured Parties each represent to the other parties that this waiver is knowingly, willingly, and voluntarily given.

21. Interpretation. The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word “including” shall be deemed to mean “including without limitation.”

22. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

23. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TimeFireVR Inc., as Grantor
By_____________________ Name: Title:

___________, as Secured Party
By_____________________ Name: Title:
___________, as Secured Party
By_____________________ Name: Title:
___________,as Collateral Agent
By_____________________ Name: Title: Solely with respect to Sections 7, 8, 9, 10, 14 and 17